UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 3, 2010

Apollo Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00646	52-2439556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, New York, NY 10019

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: 212-515-3450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 3, 2010, Apollo Investment Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved three proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on June 18, 2010. As of June 9, 2010, the record date, 193,844,627 shares of common stock were eligible to vote.

Proposal 1. The Company’s stockholders elected two Class III directors of the Company, who will each serve for a term of three years, or until his successor is duly elected and qualified. The two directors were re-elected pursuant to the voting results set forth below:

Name of Director	For	Withheld	Broker Non-Votes
Elliot Stein, Jr.	128,767,465	4,507,379	44,714,694

Bradley J. Wechsler	85,229,924	48,044,919	44,714,694

Proposal 2. The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending March 31, 2011 as set forth below:

For	Against	Abstained	Broker Non-Votes
175,397,071	1,780,011	812,455	0

Proposal 3. The Company’s stockholders approved a proposal to authorize flexibility for the Company, with the approval of its Board of Directors, to sell shares of its common stock (during the 12 months subsequent to the date of the Annual Meeting) at a price below its then current net asset value per share subject to certain limitations (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale). The proposal was approved pursuant to the voting results set forth below:

For	Against	Abstained	Broker Non-Votes
120,227,628	12,048,819	998,396	44,714,694

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2010	APOLLO INVESTMENT CORPORATION

	By:	/S/ JOSEPH D. GLATT
Joseph D. Glatt
Secretary

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